                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Enesco Group, Inc.:

We consent to the incorporation by reference in the registration statements No. 2-97934, No. 33-11415, No. 33-42974, No. 33-50723, No. 33-58633, No. 333-11501,
No. 333-48957, No. 333-68289, No. 333-69087, No. 333-75345, No. 333-91312, No.
333-91318, No. 333-105062, No. 333-105063, No. 333-108798, No. 333-108799 and
No. 333-115730 of Enesco Group, Inc. of our report dated March 30, 2005 with respect to the consolidated balance sheets of Enesco Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, retained earnings, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, and the related consolidated financial statement schedule, as it relates to the years ended December 31, 2004, 2003, and 2002, which report appears in the December 31, 2004 annual report on Form 10-K of Enesco Group, Inc. and subsidiaries.

Our report on the consolidated financial statements refers to the Company's change in method of accounting for goodwill as of January 1, 2002.



                                          /s/ KPMG LLP


Chicago, Illinois
March 30, 2005